Exhibit 99.1

Vishay Intertechnology Reports First Quarter 2023 Results

Malvern, PA, May 10, 2023 – Vishay Intertechnology, Inc., (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, today announced results for the fiscal first quarter ended April 1, 2023.

Highlights
•	1Q 2023 revenues of $871.0 million
•	1Q 2023 EPS of $0.79
•	1Q 2023 book-to-bill of 0.84
•	Backlog at quarter end was 7.5 months
•	YTD 2023 total stockholder return of $34.2 million
•	Extension of $750 million revolving credit facility to May 2028

“Driven by sales increases in medical and aerospace/defense along with continued strong demand in automotive, for the first quarter we delivered revenue growth of 2.0% year over year and 1.8% quarter over quarter.  We also increased investments in capacity expansion for our 30 key product lines in support of high growth and high return opportunities that meet our customers’ accelerating demand.  While 2023 is a staging year at Vishay as we prepare to participate fully in the next step up in demand related to connectivity, mobility and sustainability megatrends, we remain committed to spending approximately $385 million in capex and returning at least $100 million to our stockholders,” said Joel Smejkal, president and CEO.

2Q 2023 Outlook
For the second quarter of 2023, management expects revenues in the range of $860 million and $900 million and a gross profit margin in the range of 29.0% +/- 50 basis points.

Conference Call
Management will host a conference call today, May 10, 2023, at 9:00 a.m. ET to discuss first quarter 2023 results.  The dial-in number for the conference call is 877-407-0989 (+1 201-389-0921, if calling from outside the United States) and the access code is 13737582.  Interested parties may also access a real-time webcast through the Investor Relations section of the company’s website at http://ir.vishay.com. A presentation accompanying management’s prepared remarks will be posted approximately 30 minutes before the conference call starts. For interested parties who are unable to join the live call, there will be a replay of the conference call from 12:00 p.m. ET on Wednesday, May 10, 2023, through 11:59 p.m. ET on Wednesday, May 24, 2023. The telephone number for the replay is +1 877-660-6853 (+1 201-612-7415, if calling from outside the United States or Canada) and the access code is 13737582.

About Vishay

Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues and margins, capital investment, capacity expansion, stockholder returns, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words and expressions such as “guide,” “will,” “expect,” “anticipate,” “committed” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19 or otherwise; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	April 1, 2023	December 31, 2022	April 2, 2022

Net revenues	$871,046	$855,298	$853,793
Costs of products sold	592,333	606,178	594,685
Gross profit	278,713	249,120	259,108
Gross margin	32.0%	29.1%	30.3%

Selling, general, and administrative expenses	120,145	113,812	112,855
Operating income	158,568	135,308	146,253
Operating margin	18.2%	15.8%	17.1%

Other income (expense):
Interest expense	(5,120)	(4,490)	(4,222)
Other	3,329	(2,618)	(5,751)
Total other income (expense) - net	(1,791)	(7,108)	(9,973)

Income before taxes	156,777	128,200	136,280

Income tax expense	44,588	54,999	32,330

Net earnings	112,189	73,201	103,950

Less: net earnings attributable to noncontrolling interests	408	413	377

Net earnings attributable to Vishay stockholders	$111,781	$72,788	$103,573

Basic earnings per share attributable to Vishay stockholders	$0.79	$0.51	$0.71

Diluted earnings per share attributable to Vishay stockholders	$0.79	$0.51	$0.71

Weighted average shares outstanding - basic	140,636	141,643	145,053

Weighted average shares outstanding - diluted	141,251	142,247	145,553

Cash dividends per share	$0.10	$0.10	$0.10

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	April 1, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$847,534	$610,825
Short-term investments	186,892	305,272
Accounts receivable, net	444,021	416,178
Inventories:
Finished goods	171,404	156,234
Work in process	282,166	261,345
Raw materials	203,111	201,300
Total inventories	656,681	618,879

Prepaid expenses and other current assets	170,767	170,056
Total current assets	2,305,895	2,121,210

Property and equipment, at cost:
Land	76,269	75,907
Buildings and improvements	676,678	658,829
Machinery and equipment	2,910,769	2,857,636
Construction in progress	234,481	243,038
Allowance for depreciation	(2,755,509)	(2,704,951)
	1,142,688	1,130,459

Right of use assets	130,306	131,193
Deferred income taxes	106,197	104,667
Goodwill	201,657	201,432
Other intangible assets, net	75,965	77,896
Other assets	99,960	98,796
Total assets	$4,062,668	$3,865,653

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	April 1, 2023	December 31, 2022
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$219,802	$189,099
Payroll and related expenses	159,708	166,079
Lease liabilities	25,908	25,319
Other accrued expenses	246,529	261,606
Income taxes	97,307	84,155
Total current liabilities	749,254	726,258

Long-term debt less current portion	566,755	500,937
U.S. transition tax payable	83,010	83,010
Deferred income taxes	125,289	117,183
Long-term lease liabilities	107,221	108,493
Other liabilities	94,216	92,530
Accrued pension and other postretirement costs	189,606	187,092
Total liabilities	1,915,351	1,815,503

Equity:
Vishay stockholders' equity
Common stock	13,316	13,291
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,351,622	1,352,321
Retained earnings	870,975	773,228
Treasury stock (at cost)	(103,145)	(82,972)
Accumulated other comprehensive income (loss)	9,032	(10,827)
Total Vishay stockholders' equity	2,143,010	2,046,251
Noncontrolling interests	4,307	3,899
Total equity	2,147,317	2,050,150
Total liabilities and equity	$4,062,668	$3,865,653

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Three fiscal months ended
	April 1, 2023	April 2, 2022

Operating activities
Net earnings	$112,189	$103,950
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	43,301	40,650
(Gain) loss on disposal of property and equipment	(64)	(59)
Inventory write-offs for obsolescence	8,986	5,825
Deferred income taxes	7,329	2,347
Other	269	8,816
Changes in operating assets and liabilities	(42,117)	(127,944)
Net cash provided by operating activities	129,893	33,585

Investing activities
Purchase of property and equipment	(45,574)	(35,909)
Proceeds from sale of property and equipment	326	72
Purchase of short-term investments	(41)	(7,753)
Maturity of short-term investments	121,768	56,674
Other investing activities	(892)	(199)
Net cash provided by investing activities	75,587	12,885

Financing activities
Net proceeds (payments) on revolving credit lines	65,000	-
Dividends paid to common stockholders	(12,810)	(13,259)
Dividends paid to Class B common stockholders	(1,210)	(1,210)
Repurchase of common stock held in treasury	(20,173)	(9,873)
Cash withholding taxes paid when shares withheld for vested equity awards	(3,653)	(2,123)
Net cash provided by (used in) financing activities	27,154	(26,465)
Effect of exchange rate changes on cash and cash equivalents	4,075	(4,865)

Net increase in cash and cash equivalents	236,709	15,140

Cash and cash equivalents at beginning of period	610,825	774,108
Cash and cash equivalents at end of period	$847,534	$789,248

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended
	April 1, 2023	December 31, 2022	April 2, 2022

GAAP net earnings attributable to Vishay stockholders	$111,781	$72,788	$103,573

Reconciling items affecting tax expense (benefit):
Effect of change in indefinite reversal assertion	$-	$59,642	$-
Effects of changes in valuation allowances	-	(33,669)	-

Adjusted net earnings	$111,781	$98,761	$103,573

Adjusted weighted average diluted shares outstanding	141,251	142,247	145,553

Adjusted earnings per diluted share	$0.79	$0.69	$0.71

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended
	April 1, 2023	December 31, 2022	April 2, 2022
Net cash provided by operating activities	$129,893	$166,496	$33,585
Proceeds from sale of property and equipment	326	726	72
Less: Capital expenditures	(45,574)	(153,133)	(35,909)
Free cash	$84,645	$14,089	$(2,252)

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended
	April 1, 2023	December 31, 2022	April 2, 2022

GAAP net earnings attributable to Vishay stockholders	$111,781	$72,788	$103,573
Net earnings attributable to noncontrolling interests	408	413	377
Net earnings	$112,189	$73,201	$103,950

Interest expense	$5,120	$4,490	$4,222
Interest income	(5,944)	(4,374)	(561)
Income taxes	44,588	54,999	32,330
Depreciation and amortization	43,301	42,690	40,650
EBITDA	$199,254	$171,006	$180,591

Reconciling items	$-	$-	$-

Adjusted EBITDA	$199,254	$171,006	$180,591

Adjusted EBITDA margin**	22.9%	20.0%	21.2%

** Adjusted EBITDA as a percentage of net revenues